NASDAQ: AFH 2017 Third Quarter Conference Call November 7, 2017

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 2 Statements in this presentation, including the information set forth as to the future financial or operating performance of Atlas Financial Holdings, Inc., American Country Insurance Company, American Service Insurance Company, Inc., Gateway Insurance Company and/or Global Insurance Company of New York (collectively, “Atlas”), that are not current or historical factual statements may constitute “forward looking” information within the meaning of securities laws. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Atlas, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. When used in this presentation, such statements may include, among other terms, such words as “may,” “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “estimate” and other similar terminology. These statements reflect current expectations, estimates and projections regarding future events and operating performance and speak only as to the date of this presentation. Readers should not place undue importance on forward looking statements and should not rely upon this information as of any other date. These forward looking statements involve a number of risks and uncertainties. Some of the factors facing Atlas that could cause actual results to differ materially from those expressed in or underlying such forward looking statements include: (i) market fluctuations, changes in interest rates or the need to generate liquidity; (ii) access to capital; (iii) recognition of future tax benefits on realized and unrealized investment losses; (iv) managing expansion effectively; (v) conditions affecting the industries in which we operate; (vi) competition from industry participants; (vii) attracting and retaining independent agents and brokers; (viii) comprehensive industry regulation; (ix) our holding company structure; (x) our ratings with A.M. Best; (xi) new claim and coverage issues; (xii) claims payments and related expenses; (xiii) reinsurance arrangements; (xiv) credit risk; (xv) our ability to retain key personnel; (xvi) our ability to replace or remove management or Directors; (xvii) future sales of common shares; (xviii) public company challenges; and (xix) failure to effectively execute our business plan. The foregoing list of factors is not exhaustive. See also “Risk Factors” listed in the Company’s most recent registration statement filed with the SEC. Many of these issues can affect Atlas’ actual results and could cause the actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, Atlas. Readers are cautioned that forward looking statements are not guarantees of future performance, and should not place undue reliance on them. In formulating the forward looking statements contained in this presentation, it has been assumed that business and economic conditions affecting Atlas will continue substantially in the ordinary course. These assumptions, although considered reasonable at the time of preparation, may prove to be incorrect. When discussing our business operations, we may use certain terms of art which are not defined under U.S. GAAP. In the event of any unintentional difference between presentation materials and our GAAP results, investors should rely on the financial information in our public filings. Corporate Headquarters Schaumburg, IL (Chicago Suburb) Core Target Markets Taxi/Limo/Livery/Paratransit NASDAQ: AFH At 9/30/2017 At 12/31/2016 Cash and Investments $247.7 million $224.8 million Total Assets $450.4 million $423.6 million Total Atlas Shareholders’ Equity $144.4 million $127.3 million Common Shares Outstanding (includes Restricted Share Units) 12,045,519 12,045,519 Book Value Per Outstanding Common Share $11.96 $10.54 Safe Harbor

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 3 2017 Q3 Financial and Underwriting Results Premium Results Underwriting Results Book Value Growth GWP increased 8.5% to $65.9 million • Overall premium shifted toward limo / livery / paratransit during period Combined ratio was 87.9% as compared to 83.5% for the prior year period (prior year period included a $1.9 million benefit related to expenses recovered from stock purchase agreement which lowered Q3 ‘16 combined ratio by 4.4 percentage points) Atlas increased book value to $11.96 at 9/30/2017, $10.54 at 12/31/2016, and $11.81 at 9/30/2016 Gross Written Premium (in millions) $80.0 $60.0 $40.0 $20.0 $0.0 Q3 2016 Q3 2017 $60.7 $65.9 Income Before Tax (in thousands) $10,000 $8,000 $6,000 $4,000 $2,000 $0 Q3 2016 Q3 2017 $8,972 $7,885 Earnings per Common Share Diluted $0.55 $0.50 $0.45 $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q3 2016 Q3 2017 $0.51 $0.42 Book Value per Common Share $14.0 $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 Q3 2016 Q3 2017 $11.81 $11.96

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 4 Business Mix Analysis Limo/Livery and Paratransit continue to show strong growth • Average premium per vehicle increased quarter over quarter • Growth in both premium and vehicles in-force • Continued focus on growing market share in traditional niche and pursuing TNC related business nationwide • Consistent claims and underwriting discipline Taxi premium down slightly • Continue to see positive sights of stability in the segment • Average premium per vehicle decreased as a result of the continued focus on predictive analytics • Accounts reporting fewer vehicles being taken out of service, with modest return of some drivers • Current livery drivers who were on a taxi policy one year ago remains at approximately 10% Expectations: Taxi growth will be flat Commercial drivers who migrated to TNCs will pursue commercial insurance Hit ratio for new and renewal business will increase as a result of implementation of targeted predictive analytics and competitive dynamic

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 5 Atlas Business Mix Taxi Limo/Livery Paratransit 2015 Taxi Limo/Livery Paratransit 2016 Taxi Limo/Livery Paratransit YTD September 2017

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 6 Geographic Diversification Three Month Periods Ended September 30, 2017 September 30, 2016 New York $ 23,136 35.1% $ 21,340 35.1% California 9,446 14.3% 8,761 14.4% Minnesota 3,570 5.4% 950 1.6% New Jersey 2,327 3.5% 816 1.3% Missouri 2,296 3.5% 927 1.5% Texas 2,271 3.4% 1,652 2.7% Virginia 2,265 3.4% 1,913 3.2% Washington 2,041 3.1% 1,206 2.0% Ohio 2,028 3.1% 1,838 3.0% Colorado 1,639 2.5% 1,843 3.0% Other 14,879 22.7% 19,487 32.2% Total $ 65,898 100.0% $ 60,733 100.0% NY: 35.1% CA: 14.3% MN: 5.4% NJ: 3.5% MO: 3.5% TX: 3.4% VA: 3.4% WA: 3.1% OH: 3.1% CO: 2.5% Other: 22.7% NY: 35.1% CA: 14.4% MN: 1.6% NJ: 1.3% MO: 1.5% TX: 2.7% VA: 3.2% WA: 2.0% OH: 3.0% CO: 3.0% Other: 32.2% Nationwide market share is estimated at approximately 10%, with proportionate share forecast at 20% Gross premium written by state (in $000) Limited volume of business in-force in FL to evaluate market conditions

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 7 Commercial Auto Insurance Competitive Landscape Commercial Auto is the only large segment with rate changes trending up Rate increases “retrenching” as result of industry reserve strengthening

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 8 ASI Pool Global - 2015 Atlas Combined Unearned Premium Reserve Premium Inforce (Bars) Unearned Premium (Line) $300 $250 $200 $150 $100 $50 $0 M ill io ns Q1 201 3 Q2 201 3 Q3 201 3 Q4 201 3 Q1 201 4 Q2 201 4 Q3 201 4 Q4 201 4 Q1 201 5 Q2 201 5 Q3 201 5 Q4 201 5 Q1 201 6 Q2 201 6 Q3 201 6 Q4 201 6 Q1 201 7 Q2 201 7 Q3 201 7 Written Premium: In-force At September 30, 2017, in-force premium was $266.3 million and the Company’s gross unearned premium reserve was $141.8 million.

Technological Advancements

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 10 The Evolution of Atlas’ Technology

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 11 Analytics and Technology

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 12 Written Premium: Rate Activity Atlas Rate Change (Ave) Average ISO Recommendation (for period) Pricing Relative to ISO 25 20 15 10 5 0 -5 -10 Q1 12 Q2 12 Q3 12 Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 Q2 15 Q3 15 Q4 15 Q1 16 Q2 16 Q3 16 Q4 16 Q1 17 Q2 17 Q3 17

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 13 Operating Activities: Underwriting (commercial business only: excludes Global Liberty) Mid single digit rate increases are now being pursued for profitable renewals and desirable new accounts. Less deviation from predictive model (1-4 unit accounts quoted directly via POS using predictive analytics). Hit ratios are strongest in most desired score bands. Target of 85% based on current market conditions. Hit Ratio Target Hit Ratio Persistency Target Persistency 120% 100% 80% 60% 40% 20% 0% Jan , 2 01 5 Fe b, 20 15 M ar, 20 15 Ap r, 2 01 5 M ay , 2 01 5 Ju n, 20 15 Ju l, 2 01 5 Au g, 20 15 Se p, 20 15 Oc t, 2 01 5 No v, 20 15 De c, 20 15 Jan , 2 01 6 Fe b, 20 16 M ar, 20 16 Ap r, 2 01 6 M ay , 2 01 6 Ju n, 20 16 Ju l, 2 01 6 Au g, 20 16 Se p, 20 16 Oc t, 2 01 6 No v, 20 16 De c, 20 16 Jan , 2 01 7 Fe b, 20 17 M ar, 20 17 Ap r, 2 01 7 M ay , 2 01 7 Ju n, 20 17 Ju l, 2 01 7 Au g, 20 17 Se p, 20 17 Current target of 52%. Market conditions continue to show support for mid single digit rate increases (magnitude varies by geography. Note: From Q4 ’15 forward, data is compiled from the newly launched Atlas Xpress (Duck Creek) policy system. The basis for hit ratio now includes additional submission information (not just commercial auto accounts that are quoted)

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 14 Incremental Benefit of Predictive Analytics Pricing & Underwriting Policy Quote Predictive Model Written Premium 6/1/2016 - 9/30/2017 50,000 40,000 30,000 20,000 10,000 0 W rit te n Pr em iu m (0 00 s) 0 - 100 101 - 200 201 - 300 301 - 400 401 - 500 501 - 600 601 - 700 701 - 800 801 - 900 901+ Score Group Policy Quote Predictive Model Policy Counts 6/1/2016 - 9/30/2017 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 Po lic y C ou nt 0 - 100 101 - 200 201 - 300 301 - 400 401 - 500 501 - 600 601 - 700 701 - 800 801 - 900 901+ Score Group Key Reasons for Quotes “More” than Model • Limit on POS external credit use • Association accounts • Underwriting considerations Continued desired bias towards better predicted L/R accounts with higher hit ratio on “right” end of scale.

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 15 Utilizing Analytics to Support Usage Based Insurance in 2018

Financial Highlights

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 17 2017 Third Quarter Financial Highlights 2017 Third Quarter Financial and Operating Information Quarterly Premiums Affected by Rate Decisions / Shift in Market Dynamics • Gross Written Premium generated by the Company for the third quarter ended September 30, 2017 grew by 8.5% to $65.9 million • In-force premium at September 30, 2017 increased 20.8% to $266.3 million, compared to $220.4 million Underwriting Performance • Underwriting income for the third quarter of 2017 was $6.8 million, compared to $7.1 million • Atlas’ underwriting expense ratio(1)(2) for the nine months ended September 30, 2017 was 26.4% and is in the annual target range of 24.5% to 26.5% • Combined Ratio(1) (“CR”) was 87.9% • Net income was $5.1 million or $0.42 per common share diluted (1) Ratios are computed as a percentage of net premiums earned (2) Excluding the impact of share-based compensation expenses Book Value / Return on Equity • Book value per share of $11.96 (increased 1.2% year over year and 13.5% compared to prior year end) • Annualized return on equity was 14.5% in the third quarter 2017 compared to 17.9% in the prior year period 2017 Financial Expectations ü Relative stability regarding target market with continued growth ü Emphasis remains on underwriting profit as priority ü Expense ratio at or below current levels ü Exceed P&C industry Return on Equity (“ROE”) by 500 - 1,000 bps No indicators of new market entry and Company continues to expect price leadership to optimize return on deployed capital via underwriting

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 18 Combined Ratio Analysis The table below details the comparisons of each component of the Company’s combined ratio for the periods indicated (after accounting for the effect of quota share reinsurance): Three Month Periods Ended September 30, 2017 September 30, 2016 Loss Ratio 59.5% 58.2 % Underwriting Expense Ratio: Acquisition cost ratio 14.0% 11.6 % Other underwriting expense ratio 13.3% 17.6 % Deferred acquisition cost general expenses ratio 0.6% (0.4)% Underwriting expense ratio before expenses related to stock purchase agreements and share-based compensation expenses 27.9% 28.8 % Expenses recovered related to stock purchase agreement ratio — % (4.4)% Share-based compensation expense ratio 0.5% 0.9 % Underwriting expense ratio 28.4% 25.3 % Total combined ratio 87.9% 83.5%

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 19 Combined Operating Ratio Combined Operating Ratio 2013 2014 2015 2016 2017 150% 100% 50% 0% Q1 Q2 Q3 Q4 Loss & LAE Ratio Underwriting Expense Ratio 120% 100% 80% 60% 40% 20% 0% 2013 2014 2015 2016 YTD 2017 63.9% 62.3% 59.2% 78.8% 59.5% 30.3% 29.1% 29.0% 24.1% 28.4% Three Month Periods Ended September 30, 2017 September 30, 2016 Loss Ratio 59.5% 58.2 % Underwriting expense ratio (2) 28.4% 25.3 % Combined Operating Ratio 87.9% 83.5% 72.9% impact in Q4 2016 related to claims reserve strengthening on prior accident years (1) Includes 19.1% impact for the full year related to claims reserves strengthening related to prior accident years (2) Three Month Period Ended September 30, 2016 includes a $1.9 million expense recovery from stock purchase agreements which reduced the Q3 2016 underwriting expense ratio by 4.4 percentage points. (1)

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 20 Strong Balance Sheet with Availability of Capital to Support Growth • Attractive investment leverage, Company has $25 million outstanding of Senior Unsecured Notes at September 30, 2017 ($ in millions) September 30, 2017 December 31, 2016 Cash and Investments $247.7 $224.8 Total Assets $450.4 $423.6 Claim Reserves (gross of Reinsurance) $114.5 $139.0 Unearned Premiums $141.8 $113.2 Atlas Shareholders’ Equity $144.4 $127.3

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 21 Investment Portfolio Conservative Investment Approach • Emphasize preservation of capital, market liquidity to support payment of liabilities and diversification of risk • Investment duration re-positioned to match core commercial auto reserve liabilities (3.9 years) Investment Portfolio • As of September 30, 2017, total cash and invested assets were $247.7 million, of which fixed income consisted of 68.3% • Predominantly corporate and government bonds • Average S&P rating of AA • 28.7% AAA • 82.2% A or better Investment Portfolio (9/30/2017) Government: 18% Corporate: 29% Mortgage Backed: 27% Other Asset Backed: 7% Equities: 3% Other Investments: 16% September 30, 2017 December 31, 2016 Amount % of Total Amount % of Total AAA/Aaa $ 48,475 28.7% $ 44,521 28.5% AA/Aa 61,638 36.4% 64,324 41.1% A/A 28,956 17.1% 23,427 15.0% BBB/Baa 29,122 17.2% 22,886 14.6% BB 873 0.5% 1,114 0.7% B 232 0.1% 215 0.1% Total Fixed Income Securities $ 169,296 100.0% $ 156,487 100.0%

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 22 Detailed Impact of Changes to Book Value per Common Share $ 1.24 increase related to net income after tax and before items indicated below; 0.05 increase related to the change in net realized investment gains after tax; 0.06 increase related to the change in unrealized gains/losses after tax; and 0.07 increase related to share-based compensation $ 1.42 total increase from December 31, 2016 book value per common share Book value per common share of $11.96 increased by $1.42 relative to December 31, 2016 as follows:

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 23 Operating Leverage (Actual through Q3 2017) GAAP Version Statutory Version NWP Surplus NWP Core-Surplus (right axis) GWP Core-Surplus (right axis) $300 $250 $200 $150 $100 $50 $0 M ill io ns 2.40 1.90 1.40 0.90 0.40 -0.10 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 $59 $66 $74 $85 $94 $101 $108 $111 $122 $137 $151 $169 $178 $177 $177 $180 $215 $227 $229 $49 $53 $53 $53 $54 $61 $62 $63 $81 $104 $112 $118 $122 $129 $133 $114 $118 $125 $131 1.19 1.23 1.41 1.60 1.74 1.66 1.76 1.76 1.51 1.32 1.35 1.42 1.46 1.37 1.33 1.58 1.83 1.82 1.751.23 1.27 1.46 1.67 1.81 1.73 1.86 1.90 1.66 1.51 1.62 1.75 1.86 1.78 1.68 1.96 2.20 2.15 2.08 NWP GAAP Common Equity NWP Core-GAAP Common Equity (right axis) GWP Core-GAAP Common Equity (right axis) $300 $250 $200 $150 $100 $50 $0 M ill io ns 2.00 1.50 1.00 0.50 0.00 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 $59 $66 $74 $85 $94 $101 $108 $111 $122 $137 $151 $169 $178 $177 $177 $180 $215 $227 $229 $42 $37 $51 $62 $65 $94 $97 $107 $111 $114 $119 $122 $129 $136 $143 $127 $133 $139 $144 1.38 1.78 1.44 1.38 1.44 1.07 1.11 1.03 1.10 1.21 1.28 1.38 1.38 1.30 1.24 1.41 1.62 1.63 1.59 1.43 1.85 1.50 1.44 1.50 1.11 1.18 1.11 1.21 1.39 1.53 1.70 1.76 1.68 1.57 1.76 1.95 1.93 1.89 Continue to hold sufficient capital on hand to self-fund profitable growth in the foreseeable future

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 24 Atlas 2017 Capital Activities Senior Notes Offering (NASDAQ: AFHBL) • Closed April 26, 2017 • 6.625% Senior Notes due 2022, at a price equal to 100% of the aggregate principal amount of the Senior Notes • Net proceeds of approximately $23.9 million • Company used a portion of the proceeds in combination with cash on hand, for the repayment of $19.4 million in outstanding indebtedness under its secured credit facility (which was then terminated) and intends to utilize the balance for general corporate purposes including, but not limited to, repurchasing common stock, supporting organic growth, and funding potential acquisitions Share Repurchase Program • Announced March 21, 2017 • Over the next 12 months, the Company may purchase up to 650,000 shares of common stock • The Company established a 10b5 plan following the latest blackout period • Pricing algorithm based on cost and expected return on capital deployed

NASDAQ: AFH For Additional Information At the Company: Scott Wollney Chief Executive Officer swollney@atlas-fin.com 847-700-8600 Investor Relations: The Equity Group Inc. Adam Prior Senior Vice President APrior@equityny.com 212-836-9606A reconciliation of Non-GAAP financial measures can be found on the next slide

Reconciliation of Non-U.S. GAAP Financial Measurements

ATLAS FINANCIAL HOLDINGS, INC.

We use these non-GAAP financial measures in order to present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. The non-GAAP financial measures that we present may not be comparable to similarly-named measures reported by other companies.

Adjusted operating income, before tax includes both underwriting income and loss and net investment income, but excludes net realized capital gains and losses, legal and professional expense incurred related to business combinations, interest expense, net impairment charges recognized in earnings and other items. Underwriting income is derived by reducing net premiums earned by losses and loss adjustment expenses incurred, policy acquisition costs and general operating expenses.

Reconciliation of U.S. GAAP Net Income to Adjusted Operating Income, Before Tax ($ in '000s, except per share data)	**Three Month Periods Ended**				**Nine Month Periods Ended**			
	September 30, 2017		**September 30, 2016**		**September 30, 2017**		**September 30, 2016**	
Net Income	$ 5,125	$ 0.42	$ 6,496	$ 0.51	$ 15,487	$ 1.27	$ 16,207	$ 1.27
Add: income tax expense	2,760	0.23	2,476	0.19	8,342	0.69	7,525	0.59
Add: expenses recovered pursuant to stock purchase agreement	—	—	(1,895)	(0.15)	—	—	(2,297)	(0.18)
Add: interest expense	467	0.04	257	0.02	1,379	0.11	756	0.06
Less: net realized investment gains	582	0.05	630	0.05	1,000	0.08	1,024	0.08
Less: other income	115	0.01	51	—	332	0.03	280	0.02
Adjusted operating income, before tax	$ 7,655	$ 0.63	$ 6,653	$ 0.52	$ 23,876	$ 1.96	$ 20,887	$ 1.64

After-tax return on average common equity is derived by subtracting preferred share dividends accrued from net income and dividing by average common equity. Common equity is total shareholders' equity less preferred shares and cumulative preferred share dividends accrued. Average common equity is the average of common equity at the beginning and the ending of the reporting period.

Reconciliation of U.S. GAAP Shareholders' Equity to Common Equity ($ in '000s)						
As of:	**September 30, 2017**	**June 30, 2017**	**December 31, 2016**	**September 30, 2016**	**June 30, 2016**	**December 31, 2015**
Total shareholders' equity	$ 144,397	$ 138,857	$ 127,342	$ 146,592	$ 142,956	$ 129,622
Less: preferred shares	—	—	—	(4,000)	(6,539)	(6,941)
Less: accrued dividends on preferred shares	(333)	(333)	(333)	(286)	(622)	(460)
Total common equity	$ 144,064	$ 138,524	$ 127,009	$ 142,306	$ 135,795	$ 122,221

Reconciliation of U.S. GAAP Return on Equity to Return on Common Equity ($ in '000s)	**Three Month Periods Ended**		**Nine Month Periods Ended**	
	September 30, 2017	**September 30, 2016**	**September 30, 2017**	**September 30, 2016**
Net income	$ 5,125	$ 6,496	$ 15,487	$ 16,207
Average equity	141,627	144,774	135,869	138,106
Return on equity	14.5%	17.9%	15.2%	15.6%
Net income	$ 5,125	$ 6,496	$ 15,487	$ 16,207
Preferred share dividends accrued	—	(73)	—	(234)
Net income attributable to common shareholders	$ 5,125	$ 6,423	$ 15,487	$ 15,973
Average common equity	141,294	139,051	135,537	132,263
Return on average common equity	14.5%	18.5%	15.2%	16.1%

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 26

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 27 Prior sequential rate increases actuarially determined to achieve expected profitability targets • Maximum rate supported taken each year • There were 393 open Michigan claims as of September 30, 2017 Vehicles Inforce Policies Inforce Michigan Inforce 3,000 2,500 2,000 1,500 1,000 500 0 Jan -16 Feb -16 Ma r-16 Ap r-16 Ma y-1 6 Jun -16 Jul -16 Au g-1 6 Sep -16 Oc t-16 No v-1 6 De c-1 6 Jan -17 Feb -17 Ma r-17 Ap r-17 Ma y-1 7 Jun -17 Jul -17 Au g-1 7 Sep -17 Michigan Exposure

November 7, 2017 Atlas Financial Holdings, Inc. 2017 Third Quarter Conference Call 28 Operating Activities: Underwriting (commercial business only: excludes Global Liberty) New Vehicles (incls Expiring) Prior Year New Business Submissions (Monthly Vehicles Submitted) 10,000 9,000 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Actual Prior Year Vehicles In Force 50,000 45,000 40,000 35,000 30,000 25,000 20,000 15,000 10,000 5,000 0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec